UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) March 13, 2007

                            SOUTH TEXAS OIL COMPANY
	      --------------------------------------------------
              (Exact name of Registrant as specified in charter)


            Nevada                  0-50732              74-2949620
-----------------------------     -----------         ----------------
(State or other jurisdiction      (Commission         (I.R.S. Employer
       of incorporation)          File Number)         Identification)

2802 Flintrock Trace, Suite 252, Austin, TX                78738
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(Address of principal executive offices)                 (Zip Code)

                 (512)371-4152 (Telephone) (512)263-5046 (Fax)
                  -------------------------------------------
                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under  the  Securities  Act (17
     CFR 230.425)

[  ] Soliciting   material  pursuant  to  Rule  14a-12  under the  Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review


As of April 17, 2007, authorized officers of the Company, after further research and discussion with its independent accountants, concluded that the Company's Annual Report on Form 10-KSB for the years ended December 31, 2005 and 2004 should no longer be relied upon because the financial statements need to be restated with respect to the accounting treatment of the following items:

    1. For 2004, the only adjustment was an increase in property and equipment of $480,492, with a corresponding increase in liabilities of $480,492 to record the asset retirement obligation (ARO) for the current wells.

    2. In 2005, the Company recorded an expense of $27,354 for the 2005 accretion of the ARO, along with a decrease in the ARO of $29,095 related to wells plugged during the year.

    3. In 2005, the Company expensed $43,206 of previously capitalized workover costs.

    4. In 2005, the Company had previously been depreciating its leasehold improvements using the straight line method and has since corrected this to the depletion method. The total depletion adjustment was $67,647.

The 2004 adjustments did not affect the income statement, nor did it affect the per share earnings amounts.

The  2005 adjustments  increased  the  loss  by  $109,110,  from  $911,458,  to
$1,020,568.   The  basic loss per share increased from $0.20 to a loss of $0.22 per share.

Such financial statements have since been amended and may be relied upon.


          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2007

               South Texas Oil Company

               By: /s/ Murray N. Conradie
               -----------------------------
               Murray N. Conradie, Chief Executive Officer